Item 77.I. Terms of New or Amended Securities
Global Franchise Portfolio
The Board of Directors of the Corporation at a meeting duly convened and held on September 16-17, 2015 approved (i) reopening the Class A Shares of the Institutional Fund Inc. - Global Franchise Portfolio
("Global Franchise Portfolio") to new investors and (ii) launching Class C Shares for the Global Franchise
Portfolio. Effective September 30, 2015, the Portfolio recommenced offering Class A shares and commenced offering Class C shares. The Fund made these changes in a supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission (the
"Commission") on September 21, 2015 (accession number 0001104659-15-066306) and incorporated by reference herein.
Emerging Markets Leaders Portfolio
Emerging Markets Portfolio
The total expense ratio cap of Class IS shares of the Portfolio has been decreased, effective September 30, 2015. The Fund made these changes in a supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission (the "Commission") on September
22, 2015 (accession number 0001104659-15-066512) and
incorporated by reference herein.
Emerging Markets Fixed Income Opportunities
The Board of Directors of the Corporation at a meeting duly convened and held on February 25-26, 2015 approved the change of the name of the Emerging
Markets External Debt Portfolio, a portfolio of common stock of the Corporation, to the Emerging Markets Fixed
Income Opportunities Portfolio. Articles Supplementary to the Registrant's Articles of Amendment and Restatement (renaming the Portfolio to Emerging Markets
Fixed Income Opportunities Portfolio), dated November
25, 2015, is incorporated herein by reference to Exhibit
(a)(70) to Post-Effective Amendment No. 143 to the
Registration Statement on Form N-1A filed on December
2, 2015, accession number 0001104659-15-082278, file
number: 033-23166.
Emerging Markets Domestic Debt Portfolio
The Board of Directors of the Corporation (the "Board of
Directors"), at a meeting duly convened and held on February 25-26, 2015, adopted resolutions which: (a) authorized the elimination of one (1) portfolio of common stock of the Corporation, consisting of five (5) classes, designated as Emerging Markets Domestic Debt Portfolio
- Class I, Emerging Markets Domestic Debt Portfolio -
Class A, Emerging Markets Domestic Debt Portfolio -
Class L, Emerging Markets Domestic Debt Portfolio -
Class IS and Emerging Markets Domestic Debt Portfolio
- Class C (the "Liquidated Portfolio"), none of which portfolio or classes have any shares outstanding; and (b) authorized the reduction to zero of the number of shares of common stock classified as shares of the Liquidated
Portfolio.  Articles Supplementary to the Registrant's
Articles of Amendment and Restatement (eliminating
Emerging Markets Domestic Debt Portfolio), dated
November 25, 2015, is incorporated herein by reference to Exhibit (a)(71) to Post-Effective Amendment No. 143 to the Registration Statement on Form N-1A filed on December 2, 2015, accession number 0001104659-15-
082278, file number: 033-23166.
International Small Cap Portfolio

The Board of Directors of the Corporation (the "Board of
Directors"), at a meeting duly convened and held on December 8-9, 2014, adopted resolutions which: (a) authorized the elimination of one (1) portfolio of common stock of the Corporation, consisting of three (3) classes, designated as International Small Cap Portfolio - Class I,
International Small Cap Portfolio - Class A and
International Small Cap Portfolio - Class L (the
"Liquidated Portfolio"), none of which portfolio or classes have any shares outstanding; and (b) authorized the reduction to zero of the number of shares of common stock classified as shares of the Liquidated Portfolio.
Articles Supplementary to the Registrant's Articles of
Amendment and Restatement (liquidating International
Small Company Portfolio), dated November 25, 2015, is incorporated herein by reference to Exhibit (a)(72) to Post-Effective Amendment No. 143 to the Registration
Statement on Form N-1A filed on December 2, 2015, accession number 0001104659-15-082278, file number:
033-23166.
Emerging Markets Small Cap Portfolio
The Board of Directors of the Corporation (the "Board of
Directors"), at a meeting duly convened and held on September 16-17, 2015, adopted resolutions which: (i) increased the total number of shares of stock which the Corporation has authority to issue to seventy-four billion
(74,000,000,000) shares of common stock; (ii) established one (1) additional portfolio of common stock consisting of four classes, designated as Emerging Markets Small
Cap Portfolio - Class I, Emerging Markets Small Cap
Portfolio - Class A, Emerging Markets Small Cap
Portfolio - Class C and Emerging Markets Small Cap
Portfolio - Class IS; and (iii) classified 500,000,000 shares of common stock as shares of Emerging Markets
Small Cap Portfolio - Class I, 500,000,000 shares of common stock as shares of Emerging Markets Small Cap
Portfolio - Class A, 500,000,000 shares of common stock as shares of Emerging Markets Small Cap Portfolio
- Class C and 500,000,000 shares of common stock as shares of Emerging Markets Small Cap Portfolio - Class
IS.  Articles Supplementary to the Registrant's Articles of
Amendment and Restatement (liquidating International
Small Company Portfolio), dated November 25, 2015, is incorporated herein by reference to Exhibit (a)(73) to Post-Effective Amendment No. 143 to the Registration
Statement on Form N-1A filed on December 2, 2015, accession number 0001104659-15-082278, file number:
033-23166.
Asia Opportunity Portfolio
The Board of Directors of the Corporation (the "Board of
Directors"), at a meeting duly convened and held on September 16-17, 2015, adopted resolutions which: (i) increased the total number of shares of stock which the Corporation has authority to issue to seventy-two billion
(72,000,000,000) shares of common stock; (ii) established one (1) additional portfolio of common stock consisting of four classes, designated as Asia Opportunity Portfolio
- Class I, Asia Opportunity Portfolio - Class A, Asia
Opportunity Portfolio - Class C and Asia Opportunity
Portfolio - Class IS; and (iii) classified 500,000,000 shares of common stock as shares of Asia Opportunity
Portfolio - Class I, 500,000,000 shares of common stock as shares of Asia Opportunity Portfolio - Class A,
500,000,000 shares of common stock as shares of Asia
Opportunity Portfolio - Class C and 500,000,000 shares of common stock as shares of Asia Opportunity Portfolio
- Class IS.  Articles Supplementary to the Registrant's
Articles of Amendment and Restatement (liquidating
International Small Company Portfolio), dated November
25, 2015, is incorporated herein by reference to Exhibit
(a)(74) to Post-Effective Amendment No. 143 to the
Registration Statement on Form N-1A filed on December
2, 2015, accession number 0001104659-15-082278, file
number: 033-23166.